Exhibit 99(a)(1)(C)

Return to:
VII Peaks Co-Optivist Income BDC II, Inc.
2401 Kerner Blvd.
San Rafael, CA 94901

VII Peaks Investor Relations
Toll-Free: 855-889-1778 Fax: 415-485-4553

NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN

VII PEAKS CO-OPTIVIST INCOME BDC II, INC.

COMPLETING AND RETURNING THIS FORM WILL RESCIND YOUR SHARE REPURCHASE REQUEST. PLEASE ONLY COMPLETE AND RETURN THIS FORM IF YOU WISH TO RESCIND YOUR PENDING SHARE REPURCHASE REQUEST FOR THE OFFER DATED NOVEMBER 15, 2013.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares (the “Shares”) of VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”) previously tendered will not be purchased by the Company.

Information

Tendered pursuant to the Offer to Purchase dated November 15, 2013.

The offer and withdrawal rights will expire at, and this Notice of Withdrawal must be received by the Company either by hand-delivery, mail or facsimile before 5:00 P.M., Pacific Time, on December 12, 2013, unless the offer is extended.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO THE FOLLOWING ADDRESS:

VII Peaks Co-Optivist Income BDC II, Inc.

2401 Kerner Blvd.

San Rafael, CA 94901
855-889-1778

Fax: 415-485-4553

You are responsible for confirming that this Notice of Withdrawal is received by the Company at the address above.

One	Investor Information

Print name(s) as registered on the account.	Name(s) On the Account

	Account Number	Social Security Number or TIN on Account
Financial Advisor Name and Phone Number

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Two	Withdrawal Request

The undersigned hereby withdraws the tender of its Shares to the Company for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated ________________________, 2013.

This tender was in the amount of: ☐ All Shares as of the Expiration Date, or ☐ _____________ Number of Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

Three	Authorized Signatures

Sign exactly as your account is registered	Investor Name (Please Print) Signature Date

Investor Name (Please Print) Signature Date

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